UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2011

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33142	23-0340099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West 8thStreet
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2011, Mr. Jeff Berry resigned as Chief Financial Officer of Physicians Formula Holdings, Inc. (the “Company”) in order to pursue other professional interests, effective January 13, 2012. Mr. Berry's decision is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Nominating and Corporate Governance Committee is proceeding with plans to recruit a successor to Mr. Berry.

Item 7.01. Regulation FD Disclosure

On December 14, 2011, the Company issued a press release reporting certain of the information disclosed elsewhere in this Form 8-K. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: December 15, 2011	By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 14, 2011.